FAMCO MLP & Energy Infrastructure Fund

Subscription Booklet

If you decide not to participate in this offering, please return the Private Placement Memorandum (together with all amendments, appendices, and supplements thereto), this Subscription Booklet and all related documentation to:

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
 St. Louis, Missouri 63105

Telephone: 314-446-6747
Facsimile: 314-446-1427

Copy No. _____________

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

FAMCO MLP & Energy Infrastructure Fund
Subscription Instructions

1.	Please complete, date and sign the Subscription Agreement and Exhibits. Please keep a signed copy of all completed and signed documents for your records.

2.	Please send the original of your completed, dated and signed Subscription Booklet to:

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri 63105

You may also fax the signed documents to 314-446-1427

If you are sending in an additional subscription, please send a completed Additional Subscription Form (attached as Exhibit C).

3.
The Fund will accept subscription amounts by wire transfer only.  Please wait until the Fund notifies you that your subscription has been accepted, then wire transfer your subscription amount to the Fund’s demand deposit account according to the instructions on the following page.  To ensure proper processing, please call Marcey Wolter at 314-446-6747 to confirm your wire transfer.

4.
If your subscription is accepted, Fiduciary Asset Management, LLC (the “Adviser”), will countersign your Subscription Agreement to confirm your admission to the Fund and will send you a copy of the countersigned signature page.

5.	Withdrawals. For withdrawals, please refer to Exhibit D.

6.
CONFIDENTIALITY:  Information furnished in your Investor Questionnaire will be kept strictly confidential, except that the Fund and its agents may present the information to such regulatory bodies or other parties as may be appropriate to establish the availability of exemptions from certain securities law registration requirements or the compliance of the Fund and this offering with applicable laws.

QUESTIONS:

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri 63105
Telephone: 314-446-6747
Fax: 314-446-1427

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

WIRE TRANSFER INSTRUCTIONS:

UMB Bank, n.a.
1010 Grand Boulevard
Kansas City, MO 64106
ABA #: 101000695
Acct #: 9871916707
for further credit to
FAMCO MLP & Energy Infrastructure Fund
Acct # _____________
Ref:     __________________________________
 Legal Name of Subscriber

The [Bank] contact is ____________ (phone (___) ___-____, fax (___) ___-____).

Please notify ________ at  ______ or fax _______ when the wire transfer has been executed.

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri  63105

Re:	FAMCO MLP & Energy Infrastructure Fund

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby subscribes to purchase shares (the “Shares”) in the amount specified below, in the FAMCO MLP & Energy Infrastructure Fund (the “Fund”), a series of Investment Managers Series Trust, a Delaware statutory trust.  The Investor understands that the Fund may reject this subscription for any reason.

For purposes of such investment in the Fund, the Investor hereby represents, warrants and agrees as follows:

1.	General Representations and Warranties. The Investor hereby represents and warrants as follows to the Fund :

(a)	General Information. The general information regarding the Investor set forth on Exhibit A attached hereto is true, complete and correct.

(b)
Accredited Investor Status.  The Investor meets one or more of the requirements to qualify as an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended, as indicated on Exhibit B attached hereto.

(c)
Knowledge and Experience.  The Investor has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of acquisition of the shares and of making an informed investment decision with respect to such investment.

(d)
Investment Intent.  The Investor is acquiring the Shares for its own account, for investment purposes only, and not with a view to the resale or other distribution thereof, in whole or in part. The Investor understands that the Shares have not been registered under federal or state securities laws, and that transfer of its Shares in the Fund and withdrawal from the Fund are restricted except as set forth in the Fund’s Private Placement Memorandum (the “Memorandum”).  The Investor further understands that no state agency or securities or commodities exchange has reviewed the Memorandum, the Fund Agreement, or the private placement of the Shares, or made any finding or determination as to the fairness of an investment in the Fund.

Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

(e)
Review of Investment.  The Investor has investigated the purchase of Shares in the Fund to the extent it has deemed necessary or desirable, and has determined that the Shares are a suitable investment for the Investor.  In that connection, ( (i) the Investor has read and is familiar with the Memorandum, (ii) the Investor has consulted with its own legal, accounting, tax, investment and other advisers to the extent the Investor has deemed necessary, and (iii) the Investor has been given the opportunity to ask questions of and receive answers from the Fund concerning the terms and conditions Memorandum and other matters pertaining to an investment in the Fund, and to obtain such additional information as it deemed desirable to verify the accuracy of such information and to evaluate the merits and risks of the purchase of the Shares.

(f)	Ability to Bear Risks. The Investor is able to bear the economic risks associated with an investment in the Fund.

(g)
Private Offer. The Fund’s offer of Shares was privately communicated to the Investor.  At no time has the Investor received information concerning such offer of the Fund from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, public promotional meeting or any other form of general advertising or general solicitation.

(h)
Taxpayer Identification.  Under penalty of perjury, the Investor certifies that the taxpayer identification number supplied to the Fund herein is the Investor’s correct taxpayer identification number and that the Investor is not subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code, as amended (“IRC”).  If the Investor is an entity, then (i) it is not a foreign corporation, foreign company, foreign trust or foreign estate, as those terms are defined in the IRC and regulations thereunder, and (ii) if it hereafter becomes such a foreign entity, it will notify the Fund within 60 days thereafter.

2.	Entity Representations and Warranties. If the Investor is an entity, it hereby further represents and warrants to the Fund as follows:

(a)
Power and Authority.  The Investor has full power and authority to invest in the Fund and purchase Shares, and such investment has been duly approved by all necessary action on behalf of the Investor.  The person signing this Subscription Agreement on behalf of the Investor is duly authorized to do so.

(b)
Participation by Owners.   Under the Investor’s governing documents and in practice, the participation of each beneficial owner of the Investor in the Fund cannot be varied as a result of any election or other decision made by any such beneficial owner.

(c)	Substantial Other Activities. The Investor has substantial business activities or investments other than its investment in the Fund and was not formed for the purpose of purchasing Shares in the Fund.

Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

3.
ERISA Representations and Warranties.  If the Investor is an employee benefit plan as defined in the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to ERISA, or a plan as defined in Section 4975(e)(1) of the IRC (an “Employee Benefit Plan”), or has 25% or more of any class of equity interests owned directly or indirectly by one or more Employee Benefit Plans (a “25% Plan-Owned Subscriber”), it hereby further represents and warrants to the Fund as follows:

(a)
Authorization.  The person signing below is either (i) a named fiduciary (who is not a holder of Shares or an affiliate of any such person) with respect to the Investor with authority to cause the Investor to invest in the Fund or (ii) executing this Subscription Agreement pursuant to the proper direction of such a named fiduciary, or (iii) an “investment manager” (as such term is defined under ERISA) which has been properly appointed by a named fiduciary to manage the assets of such plan.  This investment has been duly approved by all other fiduciaries of the Investor whose approval is required, if any, and is not prohibited by ERISA or the IRC or prohibited or restricted by any provisions of the Investor’s governing instruments or of any related agreement or instrument.

(b)
Independent Determination.  The person executing this Subscription Agreement as a named fiduciary (or at the direction of a named fiduciary) of an Employee Benefit Plan or 25%-Plan Owned Subscriber (the “Signer”), has independently determined that, as to the Investor, this investment in the Fund satisfies all applicable requirements of Section 404(a)(1) of ERISA and is not prohibited under Section 406 of ERISA or Section 4975 of the IRC.  The Signer has requested and received from the Fund all information that the Signer, after due inquiry, deemed relevant to such determinations.  The Signer has given appropriate consideration to those facts and circumstances, that given the scope of the Signer’s investment duties, the Signer knows or should know are relevant to this investment, including the role the investment plays in that portion (or those portions) of the Signer’s investment portfolio(s) with respect to which the Signer has investment duties.  The Signer has taken into account that there is a risk of loss of this investment.  Taking into account these factors and all other factors relating to the Fund, the Signer has concluded that this investment is an appropriate part of the overall investment program of the Investor.

(c)
No Investment Advice Given.  The Signer acknowledges that (i) neither the Fund nor any of its affiliates provides any investment advice on a regular basis to the Investor or the Signer, or provided any investment advice that serves as the primary basis of any  investment decisions the Signer makes as to any of the Investor’s assets that would be invested in the Fund, or (ii) the Signer has obtained investment advice independent from the Fund or its affiliates, and has not relied on the  Fund or any of its affiliates, in connection with the Signer’s decision to make an investment in the Fund.

 Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

(d)
Investment for Benefit of Plan.  In making an investment in the Fund, the Investor and the Signer are acting solely for the Investor’s benefit and not for the benefit of the Fund or any party in interest (as defined in ERISA) of the Investor.

(e)
Agreement to Give Notice of Certain Changes.  Promptly after the Investor obtains knowledge thereof, the Signer will notify the  Fund in writing of (i) any termination, substantial contraction, merger or consolidation, or transfer of assets of the Investor; (ii) any amendment to the governing instrument(s) of the Investor that materially affects the investments of such Investor or the authority of any named fiduciary or investment manager to authorize investments by such Investor; and (iii) any change in the identity of any named fiduciary or investment manager of the Investor.

4.
Notice of Changes.  The Investor will promptly notify the Fund in writing of any changes in the foregoing representations.  Absent any such notice, such representations shall be deemed made by the Investor at the time of each investment by it in the Fund, and may be relied upon as complete and correct by the Fund.

5.
Indemnification.  The Investor agrees to indemnify and hold harmless the  Fund and its agents, each other owner of  shares against any and all losses, liabilities, claims, damages and expenses (including any expense reasonably incurred in investigating, preparing or defending against any claim whatsoever) related to any false representation or breach of any warranty or agreement contained herein.  If instructions are given by the undersigned by facsimile, the undersigned undertakes to send the original letter of instructions by courier delivery service to the Fund and agrees to keep each of them indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon facsimile instructions.  The Fund may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

6.
Successors of the Investor.  The representations, warranties and agreements in this Subscription Agreement shall be binding on the Investor’s successors, permitted assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of Fund.

7.	Arbitration. Any controversy between the Investor and the Fund involving this Subscription Agreement will be submitted to arbitration on the request of any party to any such controversy

8.	Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be considered an original.

9.
Applicable Law and Jurisdiction.  Except to the extent covered by applicable United States federal law, including without limitation ERISA, this Subscription Agreement and the rights and obligations of the parties hereto with respect to the subscription shall be interpreted and enforced in accordance with, and governed by, the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction.

 Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

10.
Florida Investors.  Notwithstanding any other provision of this Subscription Agreement to the contrary, if (i) five or more Florida investors have previously been admitted as Limited Partners of the Fund, (ii) the Investor is a Florida resident, and (iii) the Investor is not a bank, a trust company, a savings institution, an insurance company, a dealer, an investment company as defined in the Investment Company Act of 1940 as amended, a pension or profit-sharing trust, or a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933 as amended, then the sale of an Interest to the Investor pursuant to this Subscription Agreement is voidable by the Investor either within three days after the first tender of consideration is made by the Investor to the Fund or an agent of the Fund, or within three days after the availability of such privilege is communicated to the Investor, whichever occurs later.

11.
Entirety of Agreement; Amendment.  This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements (whether oral or written), and may not be amended, modified, terminated or revoked except by written agreement of the parties.

* * * * * * * * * * * * * * * * * * * * *
(signature page follows)

Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of ________ ___, ____.

AMOUNT INVESTED:_________________________

SIGNATURE FOR INDIVIDUAL INVESTOR	SIGNATURE FOR COMPANY,
CORPORATION, TRUST OR OTHER
ENTITY INVESTOR

(Signature)	(Print name of Entity Investor)

(Print Name)	(Signature)

(Signature of Joint Investor, if any)	(Print Name of Person Signing)

(Print Name of Joint Investor, if any)	(Title of Person Signing)

Execution Page	Subscription Agreement

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

APPROVAL AND ACCEPTANCE

The Advisor hereby approves and accepts the above subscription to acquire Shares.

Dated: ___________________

Fiduciary Asset Management, LLC

By:
Name:
Title:

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT A
GENERAL INVESTOR INFORMATION

Please provide the following information as to the Investor, not any person completing this Subscription Agreement on the Investor’s behalf, except that if you are acting as a custodian for a minor whose funds will be invested, please so indicate and complete the information as to both yourself and the minor.  If the Shares will be held by more than one person in joint tenancy or as tenants in common (as opposed to as community property), please provide all information for each joint Investor.

General Information

Full Name of Investor (or custodian):__________________________________________

Investor’s Social Security or, if an entity, Taxpayer ID No.:_______________________

Mailing	Business
Address:	Address:

Home	Business
Phone:	Phone:

Home	Business
Fax:	Fax:

Email Address:

Registered Address, if different than Mailing Address: ________________________________________________________

Wire Transfer Instructions (for dividends or redemptions proceeds):

Bank:

Bank Address: __________________________________________________

ABA#:

Address:

Bank Account Number:

Bank Account Name:

For Further Credit Information, if any:

Subscription Agreement – Exhibit A

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

Other Contact Information:

Marital Status (if applicable):

☐  Married               ☐  Single               ☐  Divorced                   ☐  Other:__________________

State (or country, if outside the United States) of principal residence: ____________________.
If the Investor is a custodian and minor’s state of residence is different from the Investor’s, list minor’s state of residence: __________________________.

Investor’s Education

College/University                                                           Degree/Major                                                   Year

Employment of Investor

Name and address of employer

Nature of employment

If self-employed, nature of business

Other Experience of Investor:
Other positions/background related
to financial business, accounting,
economics, taxation or investment
matters that demonstrate investment
sophistication

Subscription Agreement – Exhibit A

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

Proposed Form of Ownership:  Please check appropriate box:

☐ Individual	☐ Trust	☐ IRA

☐ Company	☐ Employee Benefit Plan	☐ Keogh Plan

☐ Corporation	☐ Limited Liability Company	☐ Joint/Tenants in
Common with Spouse

☐ Joint/Tenants In	☐ Limited Partnership	☐ Other: __________________
Common with Person
other than Spouse

If Investor is a corporation, trust, company, association or other entity, please identify which type of entity, the jurisdiction under the laws of which Investor is organized and existing, and the jurisdiction where Investor’s principal place of business is located:

 Employee Benefit Plan Information

☐	Yes	☐ No	Investor is an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not the plan is subject to ERISA), or a plan as described in IRC Section 4975(e)(1).

☐	Yes	☐ No
Investor’s underlying assets include “plan assets”, either by reason of investment by “benefit plan investors” (as defined in 29 C.F.R. 2510.3-101(f)) in a class of equity interests of Investor in an amount equal to 25% or more of the value of such class of equity interests (excluding for this purpose the value of any equity interests held by any person, other than a benefit plan investor, that has any discretionary authority or control with respect to the assets of the Investor or provides investment advice for a fee with response to such assets, or any affiliate of any such person), or for any other reason.

Certain Investment Companies

☐	Yes	☐ No
Investor is a “private investment company” — i.e., an entity that would be an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) but for an exclusion under either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

If “Yes,” Investor represents and warrants that the number of persons who “beneficially own outstanding securities of Investor (other than its short term paper) within the meaning of Section 3(c)(1) of the Investment Company Act is as follows: ________.

Duplicate Reports

If duplicate reports should be sent to an accountant, business manager, or other adviser, provide the following information for each person authorized to receive them (please attach additional pages if needed):

Name:
Address:

Telephone:	Fax:

Subscription Agreement – Exhibit A

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT B
ACCREDITED INVESTOR STATUS

To ensure that the offering of Shares in the Fund is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), each investor must be an “accredited investor” as such term is defined in Regulation D under the 1933 Act.  The categories of accredited investors are listed below.

Please check all boxes below that describe Investor.  If Investor is a custodian acting for one or more minors, responses below should apply to each minor, not to the custodian.

☐	Individual with $1 Million Net Worth. A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million, excluding the value of his or her primary residence.

☐
Individual with $200,000 Individual Annual Income.  A natural person (not an entity) who had an individual income in excess of $200,000 in each of preceding two years and has a reasonable expectation of reaching same income level in current year.

☐
Individual with $300,000 Joint Annual Income.   A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of preceding two years and has a reasonable expectation of reaching same income level in current year.

☐	Corporations or Partnerships. A corporation, partnership, or similar entity that has at least $5 million of assets and was not formed for the specific purpose of acquiring Shares.

☐	Revocable Trust. A trust that is revocable by its grantors and each of whose grantors is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

☐
IRA or Similar Benefit Plan.  An IRA, Keogh or similar benefit plan that covers only a non-employee natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

☐
Participant-Directed Employee Benefit Plan Account.  A participant-directed employee benefit plan (e.g., many 401(k) plans), investing at the direction of and for the account of a participant whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

☐
Other ERISA Plan.  An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) other than a participant-directed plan (i) with total assets of at least $5 million or (ii) for which investment decisions (including the decision to purchase Shares) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

☐
Government Benefit Plan.  A plan established and maintained by a state, its political subdivisions (e.g., municipalities), or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets of at least $5 million.

☐
Irrevocable Trust. A trust (other than an ERISA employee benefit plan) that (i) is not revocable by its grantor(s), (ii) has at least $5 million of assets, (iii) was not formed for the specific purpose of acquiring Shares, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Fund.

Subscription Agreement – Exhibit B

B-1

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

☐
Non-Profit Entity.  An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

☐
Other Institutional Investor (check one).  ☐A bank, as defined in Section 3(a)(2) of the 1933 Act (whether acting for its own account or in a fiduciary capacity); ☐a “savings and loan association,” building and loan association,” “cooperative bank,” “homestead association” or similar institution, as such terms are defined in Section 3(a)(5)(A) of the 1933 Act (whether acting for its own account or in a fiduciary capacity); ☐a broker-dealer registered under the Securities Exchange Act of 1934, as amended; ☐an insurance company, as defined in Section 2(13) of the 1933 Act; ☐an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); ☐ a “business development company,” as defined in Section 2(a)(48) of the Investment Company Act; ☐ a small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, or ☐ a “business development company,” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
Entity Owned Entirely by Accredited Investors.  A corporation, partnership, or other entity each of whose equity owners’ net worth exceeds $1 million meets this test.  Attach information about the name and qualification of each such accredited investor.

Subscription Agreement – Exhibit B

B-2

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT C

ADDITIONAL SUBSCRIPTION FORM

Dated:  __________, _____

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
 St. Louis, Missouri  63105

Re: ___________________________________________________
(Investor Name – As recorded on Fund records)

Ladies and Gentlemen:

The undersigned hereby wishes to contribute additional capital to subscribe for additional shares in FAMCO MLP & Energy Infrastructure Fund.  The undersigned shall contribute such capital by making a payment by wire in the manner indicated on the attached payment information sheet.  Please indicate amount to be invested.

Total Subscription Amount   $______________________

Anticipated Subscription Date      _______________________
(Will be invested for subscription date once wire is received and transaction is in good order)

The undersigned acknowledges that:  (i) the undersigned is purchasing additional Shares on the terms and conditions contained in the Private Placement Memorandum of the Fund, as amended from time to time, and the Subscription Agreement previously executed by the undersigned and accepted by the Fund, and (ii) the representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all material respects as of the date set forth.  THE UNDERSIGNED AGREES TO NOTIFY THE FUND PROMPTLY SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Dated:  _______________, ________

For Corporation, Fund, Trust or Other Entity Investor:	For Individual Investors:

Print Name:

(Print Name of Entity)	(Signature)

(If any Joint Limited Partners)

By:

Print Name:	Print Name:

Title:
(Signature)

Subscription Agreement – Exhibit C

C-1

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

EXHIBIT D
WITHDRAWAL REQUEST

Dated:  _________, _____

FAMCO MLP & Energy Infrastructure Fund
8235 Forsyth Boulevard, Suite 700
St. Louis, Missouri  63105

Re:___________________________________________________________________
(Investor Name-as recorded on Fund records)

Dear Sirs:

The Investor hereby requests that FAMCO MLP & Energy Infrastructure Fund shall redeem:1

___________   all of the Investor’s Shares of the Fund.

_________       Shares of Fund owned by Investor equal to $__________.

Information Regarding Minimum Investments Requirements:

The Fund reserves the right to redeem all shares in your account if your balance falls below the Fund’s minimum initial investment requirement due to redemption activity.  In these circumstances, the Fund will notify you in writing and request that you increase your balance above the minimum initial investment amount within 30 days of the date of the notice.  If, within 30 days of the Fund’s written request, you have not increased your account balance, your shares will be redeemed.  The Fund will not require that your shares be redeemed if the value of your account drops below the investment minimum due to fluctuations of the Fund’s NAV.

1 Withdrawal Requests will not be processed until the Fund has received all documents and other information it requires in accordance with applicable laws and Fund policies.

Subscription Agreement – Exhibit D

D-1

FAMCO MLP & Energy Infrastructure Fund
Subscription Booklet

Updated Wire Instruction Information:

If the wire instructions for the account to which the cash proceeds of the Shares to be sent are different from the original instructions as disclosed in the Subscription Agreement, please note the updated wire transfer instructions below.  I understand that the Fund assumes  no responsibility for paying funds per the revised instructions.  ______________ (initials)

Name of Bank:

Address of Bank:

ABA Number/SWIFT Code:
Beneficiary Bank (if applicable):
ABA Number/SWIFT Code:
Bank Account Number:

For Further Credit Account Number (if applicable):

Bank Account Name:
REF (if any):

Very truly yours,

Signature of Investor

(Print name)

Mailing Address

WITHDRAWAL REQUESTS MUST BE UNCONDITIONAL.

Subscription Agreement – Exhibit D

D-2